Independent Auditors' Consent



The Board of Trustees
Oppenheimer Multi-Sector Income Trust:

We consent to the use of our report dated November 21, 1995 included herein.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP



Denver, Colorado
February 26, 1996